AMENDED & RESTATED LOAN AGREEMENT

THIS AMENDED & RESTATED LOAN AGREEMENT (this “Agreement”) is dated as of the 18th day of August, 2009 and is by and between M-TRON INDUSTRIES, INC., a Delaware corporation (“M-TRON”), and PIEZO TECHNOLOGY, INC., a Florida corporation (“Piezo” and with M-TRON each a “Borrower” and together, “Borrowers”), and FIRST NATIONAL BANK OF OMAHA, a national banking association established at Omaha, Nebraska (“Bank”).

WITNESSETH:

WHEREAS, Borrowers and Bank are parties to that certain Loan Agreement dated as of October 14, 2004, as amended by the First Amendment to Loan Agreement dated May 31, 2005, the Second Amendment to Loan Agreement dated June 30, 2006, the Third Amendment to Loan Agreement dated October 3, 2006, the Fourth Amendment to Loan Agreement dated June 30, 2007, the Fifth Amendment to the Loan Agreement dated June 30, 2008,  the Change in Terms Agreement dated as of June 30, 2009 and the Change in Terms Agreement dated as of July 31, 2009 (collectively, the “Existing Loan Agreement”); and

WHEREAS, Borrowers and Bank desire to amend and restate the Existing Loan Agreement in its entirety to inter alia reaffirm the Term Loan and modify the Revolving Loan upon the terms and conditions herein set forth.

ARTICLE I
DEFINITIONS

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Additional Costs” shall have the meaning provided for in Section 2.13 of this Agreement.

“Affiliate” means any Person (a) which directly or indirectly controls, or is controlled by, or is under common control with, a Borrower or a Subsidiary of a Borrower; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of a Borrower or any Subsidiary of a Borrower; or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by a Borrower or a Subsidiary of a Borrower.  The term “control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Banking Day” means a day on which Bank is open for substantially all of its business.

“Borrower” or “Borrowers” shall mean M-tron Industries, Inc., a Delaware corporation, and Piezo Technology, Inc., a Florida corporation, as joint and several borrowers under this Agreement.

“Borrowing Base” means the lesser of:

(a)

$4,000,000, less the amount of any letters of credit issued and outstanding on Borrowers’ account; or

(b)

On the date reported, the aggregate of (i) 80% of Borrowers’ current Eligible Accounts, plus (ii) 40% of Borrowers’ current Eligible Foreign Accounts up to $750,000.00, plus (iii) 50% of Borrowers’ Eligible Inventory;

“Borrowing Base Certificate” shall have the meaning provided for in Section 3.02(b).

“Business Day” means a Banking Day on which commercial banks are open for business in Omaha, Nebraska.

“Capital Leases” shall have the same meaning in this Agreement as those terms are defined by GAAP.

“Closing” shall mean the date on which Bank receives this Agreement, executed by Borrowers, together with the Term Note and the Revolving Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

“Collateral” means all property which is subject or is to be subject to the Lien granted by the Security Agreement.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 414(b) or 414(c) of the Code.

“Debt” means (a) all Indebtedness; (b) any liability for borrowed money; (c) obligations evidenced by bonds, debentures, notes or other similar instruments; (d) obligations for the deferred purchase price of property or services (including trade obligations); (e) obligations as lessee under Capital Leases; (f) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (g) obligations under letters of credit; (h) obligations under acceptance facilities; and (i) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity or otherwise to assure a creditor against loss.

“Default” means any of the events specified in Article IX, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means earnings before interest, taxes, depreciation and amortization, all experienced during the applicable reporting period.

“Eligible Account” means an account owing to a Borrower and arising in the ordinary course of such Borrower’s business which meets all of the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

(a)

The account is due and payable and has been so not more than ninety (90) days after the invoice date stated in the applicable invoice or other writing evidencing such account;

(b)

The account is not owing by an account debtor who has failed to pay ten (10%) or more of the aggregate amount of its accounts owing to a Borrower within ninety (90) days after the invoice date stated in the applicable invoice or other writing evidencing such account;

(c)

The account is due and payable from an account debtor located in the continental United States which is not a Subsidiary or Affiliate of a Borrower;

(d)

The account is not an account due from an Affiliate of a Borrower and is not an inter-company account;

(e)

The account arose from a bona fide, outright sale of goods by a Borrower or from the performance of services by a Borrower and such Borrower has possession of and will deliver to Bank, if requested, shipping and delivery receipts evidencing shipment of the goods or inventory and, if representing services, receipts and/or invoices evidencing that the services have been fully performed for the respective account debtor;

(f)

The account is not subject to any assignment, claim, lien or security interest of any character created by a Borrower, or claimed under or through a Borrower, except the security interest of Bank, and Borrowers will not make any other assignment thereof or create any further security interest therein nor permit their rights therein to be reached by attachment, levy, garnishment or other judicial process;

(g)

The account is the valid and legally enforceable obligation of the account debtor thereunder and is not subject to any claim for credit, set-off, allowance or adjustment by the account debtor or any counterclaim, and the account debtor has not returned any of the goods from the sale of which the account arose, nor has any partial payment been made thereon;

(h)

The account arose in the ordinary course of a Borrower’s business, and no notice of bankruptcy, insolvency or adverse change in the financial condition of the account debtor has been received;

(i)

The account is not owing by an account debtor for which a Borrower has received or have knowledge of the death or dissolution of the account debtor, the insolvency, termination of existence, business failure or disappearance of the account debtor, the appointment of a receiver for any part of the property of the account debtor or an assignment for the benefit of creditors or the filing by or against the account debtor of a petition under the commencement of any proceeding under any bankruptcy code or process;

(j)

The account is not evidenced by a judgment, an instrument or chattel paper; and

(k)

The account debtor is not an employee of a Borrower.

An account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account.

“Eligible Foreign Account” means an account that is due and payable from an account debtor located outside of the continental United States which is not a Subsidiary or Affiliate of a Borrower and meets the criteria as stated under Eligible Account (except Section (c) in the definition of Eligible Account).

“Eligible Inventory” shall mean Borrowers’ inventory which is in good and merchantable condition, is new and not used, is not obsolete, discontinued or, in the opinion of Bank, is not otherwise unmerchantable, and is not slow moving inventory (slow moving inventory is inventory which has not sold in 360 days after acquisition and is reserved 50% plus that which has not sold for 720 days and is reserved 100%), in transit inventory, consigned goods, inventory located outside of the United States or covered by and subject to a seller’s right to repurchase or any consensual or nonconsensual lien or security interest (including, without limitation, purchase money security interests) in favor of any party other than Bank.  Eligible Inventory shall be valued at the lesser of cost or present value, determined in accordance with GAAP in effect at the time of determination.  Any inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” has the meaning provided for in Article IX of this Agreement.

“Excess Cash Flow” means EBITDA less (a) payments to Bank; (b) payments on account of Subordinated Debt; and (c) allowable capital expenditures.

“Financial Statements” has the meaning provided for in Section 4.04 of this Agreement.

“Fixed Charge Coverage Ratio” means as of the end of any quarter measured from April 1, 2009 until March 31, 2010 the ratio derived when comparing a rolling 12 month EBITDA, plus payments made by Guarantor in the form of Subordinated Debt directly to a Borrower, less unfinanced capital expenditures, dividends and taxes divided by annualized debt and interest payments by a Borrower on account of any Indebtedness of such Borrower.  Additional Subordinated Debt will be included in the Fixed Charge Coverage Ratio if made within a 45 day period after a quarter end date and additional Subordinated Debt made within a 120 day period after Borrowers’ year-end will be included in the Fixed Charge Coverage Ratio if made in connection with the reconciliation of Borrowers’ internally prepared year-end financial statements with Borrowers’ year-end financial statements prepared by independent accountants.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting principles applied in the preparation of the Financial Statements.  All accounting terms not otherwise defined in this Agreement have the meaning assigned to them in accordance with GAAP.

“Guarantor” means The LGL Group, Inc., a Delaware corporation, successor to Lynch Corporation, an Indiana corporation.

“Guaranty” means the Guaranty to be executed and delivered by Guarantor to Bank in connection with this Agreement and securing the Obligations.

“Indebtedness” means, as to a Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several including, but without limitation:

(a)

All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(b)

All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise (i) to purchase such indebtedness; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to insure the owner of the Indebtedness against loss;

(c)

All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(d)

All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee’s balance sheet.

“Inventory” shall mean Borrowers’ merchandise, raw materials, and finished and unfinished products which have not yet been sold.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan Documents” means this Agreement, each document referred to in Article IV of this Agreement and/or the Existing Loan Agreement, the SWAP Agreements and any other document, instrument or agreement executed by a Borrower or Guarantor in connection with any of the foregoing (as amended, supplemented, modified or amended and restated from time to time).

“Material Adverse Effect” means a material adverse effect on the financial condition, properties or operations of Borrowers.

“Note” or “Notes” means the Revolving Note, the Term Note and any other promissory note delivered by Borrowers to Bank, or any notes given in exchange, renewal or substitution thereof.

“Obligations” means the obligation of Borrowers:

(a)

to pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy all of their other liabilities to Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, including any extensions, modifications, renewals thereof and substitutions therefor and including, but not limited to, any obligations under letter of credit agreements, loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of any Borrower and any present or future judgments against any Borrower; and whether any such indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether a Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the indebtedness may be or may become barred or unenforceable against a Borrower for any reason whatsoever; and whether the indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise;

(b)

to repay to Bank all amounts advanced by Bank hereunder or otherwise on behalf of a Borrower including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or licensers, or taxes, levies, insurance, rent or repairs to, or maintenance or storage of, any of the real or personal property securing Borrowers’ payment and performance of this Agreement; and

(c)

to reimburse Bank, on demand, for Bank’s reasonable and necessary out-of-pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations referred to in the foregoing subparagraphs (a) and (b).

“OFAC” has the meaning specified in Section 4.16 of this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permit” or “Permits” means any license or permit, and all licenses or permits, required under any environmental law or regulation required to operate the facilities of a Borrower.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prohibited Person” has the meaning provided for in Section 4.16 of this Agreement.

“Revolving Loan” shall mean the Revolving Loan as described and defined in the Existing Loan Agreement, but as further modified in this Agreement.

“Revolving Loan Commitment Amount” means the lesser of (a) $4,000,000 or (b) the Borrowing Base.

“Revolving Loan Termination Date” means the earliest to occur of the following: (a) June 30, 2010, (b) the date the Obligations are accelerated pursuant to this Agreement, or (c) the date Bank has received (i) notice in writing from a Borrower of such Borrower’s election to terminate this Agreement; and (ii) indefeasible payment in full of the Obligations.

“Revolving Note” means the restated version of the preexisting revolving note previously executed by Borrowers in favor of Bank in connection with the Existing Loan Agreement and which is given in exchange thereof, but not constituting a cancellation of the principal amount (or unpaid accrued interest) of such note.

“Security Agreements” means the separate agreements between M-TRON, as debtor, and Bank, as secured party, and Piezo as debtor, and Bank, as secured party, executed in connection with this Agreement and creating a first priority security interest in all Borrowers’ assets (including general intangibles, but excluding real estate) and securing the Obligations.

“Subordinated Debt” means Indebtedness of a Borrower to entities other than Bank that has been subordinated, in form acceptable to Bank, to the Obligations.

“Subsidiary” means any entity with respect to which a Person directly or indirectly owns 50% or more of the voting stock, units, or membership interests, or otherwise has the power to vote or direct the voting of sufficient securities to elect at least half of the entity directors or managers, as the case may be.

“SWAP Agreements” means the International Swap Dealers Association, Inc. Master Agreement, dated as of January 23, 2008, by and between Bank and Borrowers and any schedules executed in connection therewith (as amended, supplemented, modified or amended and restated from time to time) and any other International SWAP Dealer Association, Inc. Master Agreement by and between Bank and Borrowers and any schedules executed in connection therewith (as amended, supplemented, modified or amended and restated from time to time).

“Tangible Net Worth” means total assets (plus, in the case of Borrowers, Subordinated Debt existing on the date of Closing or subsequently approved in writing by Bank) less total liabilities and less the following types of assets:  (a) receivables and other investments in or amounts due from any shareholder, employee, or Affiliate; (b) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible; and (c) treasury stock.  In the case of Borrowers, additional Subordinated Debt will be included in the determination of Tangible Net Worth if made with in 45 day period after a quarter end date and additional Subordinated Debt made with a 120 day period after Borrowers’ year end will be included in the determination of Tangible Net Worth in connection with the reconciliation of Borrowers’ internally prepared year-end financial statements with Borrowers’ year-end financial statements prepared by independent accountants.  The Tangible Net Worth of a Person shall not include any Debt due to such Person not acceptable to Bank in the exercise of its reasonable discretion.

“Term Loan” shall mean the Term Loan as described and defined in the Existing Loan Agreement, but as further modified in this Agreement.

“Term Loan Termination Date” means the earliest to occur of the following: (a) January 24, 2013, (b) the date the Obligations are accelerated pursuant to this Agreement, or (c) the date Bank has received (i) notice in writing from a Borrower of such Borrower’s election to terminate this Agreement and (ii) indefeasible payment in full of the Obligations.

“Term Note” means the restated version of the preexisting term note previously executed by Borrowers in favor of Bank in connection with the Existing Loan Agreement and which is given in exchange thereof, but not constituting a cancellation of the principal amount (or unpaid accrued interest) of such note.

Section 1.02.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE II
AMOUNT AND TERMS OF THE LOANS

Section 2.01.  Term Loan.  Bank has made the Term Loan to Borrowers and the outstanding principal amount payable as of the date hereof is $1,058,219.44.

Section 2.02.  Term Note.  The obligation of Borrowers to repay the Term Loan shall be evidenced by the Term Note in the form attached hereto as Exhibit A.

Section 2.03.  Interest on Term Note.  Interest shall accrue on the outstanding and unpaid principal balance of the Term Loan as provided in the Term Note.

Section 2.04.  Repayment of Term Note.  The Term Note shall be due and payable as provided in the Term Note.

Section 2.05.  Revolving Loan.   Bank agrees, on the terms and subject to the conditions set forth in this Agreement, to lend up to the Revolving Loan Commitment Amount to Borrowers on the terms and conditions of this Agreement.  Bank will credit proceeds of the Revolving Loan to Borrowers’ deposit account with Bank, bearing number 26712880, as requested by Borrowers.  Subject to the terms hereof, Bank will lend Borrowers, from time to time until the Revolving Loan Termination Date, such sums as Borrowers may request by reasonable same-day notice to

Bank, received by Bank not later than 3:00 p.m. of such day, but which shall not exceed the Revolving Loan Commitment Amount.  Borrowers may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until the Revolving Loan Termination Date, either the full amount of the Revolving Loan Commitment Amount or any lesser sum.  It is the intention of the parties that the outstanding balance of the Revolving Loan shall not exceed the Borrowing Base as determined in the Borrowing Base Certificate, and if at any time said balance exceeds the Borrowing Base, Borrowers shall forthwith pay Bank sufficient funds to reduce the balance of the Revolving Loan until it is in compliance with this requirement.  An annual unused commitment fee of 0.50% shall be due and payable to Bank each calendar quarter, which fee shall be calculated based on the difference between the Revolving Loan Commitment Amount and the average outstanding loan amount under the Revolving Loan over the applicable quarter.

Section 2.06.  Revolving Note.  The obligation of Borrowers to repay the Revolving Loan shall be evidenced by the Revolving Note in the form attached hereto as Exhibit B.

Section 2.07.  Interest on Revolving Note.  Interest shall accrue on the outstanding and unpaid principal balance of the Revolving Loan as provided in the Revolving Note.

Section 2.08.  Repayment of Revolving Note.  The Revolving Note shall be due and payable as provided in the Revolving Note.

Section 2.09.  Payments and Prepayments.  All principal, interest and fees due under this Agreement, the Notes and the Loan Documents shall be paid in immediately available funds as contracted in this Agreement.  Should a payment come due on a day other than a Banking Day, the payment shall be made no later than the next Banking Day and interest shall continue to accrue during the extended period.

Section 2.10.  Fees and Cost of Loans.  Borrowers shall pay all costs associated with the Closing of the Loans, including, but not limited to, title, survey, environmental and appraisal reports, mortgage fees and taxes and Bank’s reasonable legal fees.

Section 2.11.  Use of Proceeds.  The proceeds of the Loans have been and shall continue to be used by Borrowers for working capital purposes and for no other purpose.  Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.  Borrowers further agree that the proceeds of the Loans have not been and shall continue not to be used to purchase any stock or equity in any form or invest in or loan any funds to any entity except as previously used by M-TRON to purchase the outstanding shares of Piezo.

Section 2.12.  Illegality.  Notwithstanding any other provision in this Agreement, if Bank determines that any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain its commitment, then upon notice to Borrowers by Bank the commitment of Bank shall terminate.

Section 2.13.  Additional Costs.  Borrowers shall pay to Bank the additional costs provided for in this Section.

(a)

Borrowers shall pay directly to Bank from time to time on demand such amounts as Bank may determine to be necessary to compensate Bank for any documented costs incurred by Bank in making or maintaining any advances or the Loans, its obligation to make advances hereunder, or any reduction in any amount receivable by Bank in respect of any advances or the Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any regulatory change which (i) changes the basis of taxation of any amounts payable to Bank under the Loan Documents in respect of any advances or the Loans (other than taxes imposed on the overall net income of  Bank), (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any of such advances), or (iii) imposes any other condition affecting any Loan Document (or of any such extensions of credit or liabilities).  Bank agrees to give Borrowers notice prior to the imposition of any such Additional Costs, provided that the imposition of such costs on Bank is not effected immediately.

(b)

Without limiting the effect of the foregoing Section 2.13(a) (but without duplication), Borrowers shall pay directly to Bank from time to time on request such amounts as Bank may determine to be necessary to compensate Bank for any costs which it determines are attributable to the maintenance of capital by it or any of its Affiliates pursuant to any law, regulation, interpretation, directive or request of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or regulatory authority in respect of any advances or the Loans or its obligation to make advances hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request).  Bank agrees to give Borrowers prior notice regarding payment of costs described in this Section 2.13(b), provided that the imposition of such costs on Bank is not effected immediately.

(c)

Determinations and allocations by Bank for purposes of this Section 2.13 shall be conclusive, absent manifest error.

ARTICLE III
CONDITIONS OF LENDING

Section 3.01.  Conditions Precedent to All Loans.  The obligation of Bank to extend the Revolving Loan to Borrowers and maintain the Term Loan is subject to the conditions precedent that Bank shall have received each of the following, in form and substance satisfactory to Bank and its counsel:

(a)

Loan Agreement.  This Agreement duly executed by each of Borrowers;

(b)

Notes.  The Notes duly executed by each of Borrowers;

(c)

Security Agreements.  The Security Agreements duly executed by each of Borrowers, in form and substance acceptable to Bank;

(d)

Evidence of All Corporate Action by Borrowers, Organization Documents, Incumbency and Signature Certificate of Borrowers.  Certificates of Borrowers’ respective Secretaries as to (i) resolutions of their boards of directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed by Borrowers; (ii) the incumbency and signatures of Borrowers’ respective officers authorized to act with respect to the Loan Documents to be executed by Borrowers (upon which certificate Bank may conclusively rely until it shall have received a further certificate from authorized officers of Borrowers cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to Bank); and (iii) copies of Borrowers’ respective Articles of Incorporation (or Certificate of Incorporation, as applicable), certified by the Secretary of State of Borrowers’ State of incorporation on a date reasonably acceptable to Bank, and of Borrowers’ respective Bylaws (or By-Laws, as applicable);

(e)

Patent Security Agreement.  A patent security agreement duly executed by Borrowers securing the intellectual property set forth therein, in form and substance acceptable to Bank;

(f)

Intentionally Deleted.

(g)

Opinion of Counsel for Borrowers.  A favorable opinion of counsel for each of Borrowers, in substantially the form of Exhibit C;

(h)

Guaranty.  A Guaranty duly executed by Guarantor, in  form and substance acceptable to Bank;

(i)

Evidence of All Corporate Action by Guarantor, Organization Documents, Incumbency and Signature Certificate of Guarantor.  A Certificate of Guarantor’s Secretary as to (i) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed by Guarantor; (ii) the incumbency and signatures of Guarantor’s officers authorized to act with respect to the Loan Documents to be executed by Guarantor (upon which certificate Bank may conclusively rely until it shall have received a further certificate from an authorized officer of Guarantor cancelling or amending such prior certificate, which further certificate shall be reasonably satisfactory to Bank); and (iii) copies of Guarantor’s Articles of Incorporation, certified by the Secretary of State of Guarantor’s State of incorporation on a date reasonably acceptable to Bank, and of Guarantor’s bylaws;

(j)

Opinion of Counsel for Guarantor.  A favorable opinion of counsel for Guarantor, in substantially the form of Exhibit D;

(k)

Subordination Agreement.  A Subordination Agreement, duly executed by all parties thereto, in substantially the form of Exhibit E; and

(l)

Officer’s Certificate, Etc.  The following statements shall be true and Bank shall have received a certificate signed by a duly authorized officer of each of Borrowers and Guarantor dated the date of Closing stating that:

(i)

the representations and warranties contained in the Loan Documents are correct on and as of the date of Closing as though made on and as of such date; and

(ii)

no Default or Event of Default has occurred and is continuing under this Agreement.

(m)

Other.  Such other approvals, opinions or documents as Bank may reasonably request

Section 3.02.  Conditions Precedent to Revolving Credit Loan.  The obligation of Bank to make an advance under the Revolving Loan shall be subject to the further conditions precedent that on the date of such advance:

(a)

The following statements shall be true and Bank shall have received a certificate signed by a duly authorized officer of Borrowers dated the date of such advance stating that:

(i)

the representation and warranties contained in the Loan Documents are correct on and as of the date of such advance as though made on and as of such date; and

(ii)

no Default or Event of Default has occurred and is continuing, or would result from such advance.

(b)

Bank shall have received a borrowing base certificate in the form of Exhibit F, as amended or modified from time to time by Bank (the “Borrowing Base Certificate”).

(c)

Bank shall have received such other approvals, opinions or documents as Bank may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF M-TRON INDUSTRIES, INC.

To induce Bank to enter into this Agreement, M-TRON makes the following representations and warranties as of the date hereof:

Section 4.01.  Existence and Power.  M-TRON is a corporation duly formed and in good standing under the laws of the State of Delaware.  M-TRON has accomplished all necessary actions required by a corporate entity under applicable law to own the Collateral, and shares in Piezo, and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party.

Section 4.02.  Authorization of Borrowing; No Conflict as to Law or Other Agreements.  The execution, delivery and performance by M-TRON of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate actions of M-TRON and do not and will not (a) require any material consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to M-TRON, or violate any provision of the Certificate of Incorporation or By-laws of M-TRON, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which M-TRON is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of M-TRON, in the aggregate exceeding $100,000, upon or with respect to any of the properties now owned or hereafter acquired by M-TRON.

Section 4.03.  Legal Agreements.  The Loan Documents to which it is a party constitute the legal, valid and binding obligations of M-TRON enforceable against M-TRON in accordance with their respective terms, and as to the Loan Documents to which M-TRON is not a party, M-TRON believes such documents constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.04.  Financial Condition.  M-TRON has furnished to Bank consolidated financial statements of Guarantor and its Subsidiaries as of December 31, 2008, and for the five months ended May 31, 2009 (the “Financial Statements”).  The Financial Statements fairly present the financial condition of Borrowers on the dates thereof and were prepared in accordance with GAAP.  There has been no material adverse change in the operations, properties or condition (financial or otherwise) of Borrowers since the date of the Financial Statements, and no additional borrowings have been made by Borrowers other than the borrowing contemplated hereby or approved by Bank.  No certificate or statement furnished to Bank by or on behalf of Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

Section 4.05.  Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of M-TRON, threatened against or affecting M-TRON or the properties of M-TRON before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to M-TRON, would have a Material Adverse Effect.

Section 4.06.  Taxes.  M-TRON has filed all federal, state and local tax returns which to the knowledge of M-TRON are required to be filed, and M-TRON has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which M-TRON is contesting in good faith and with respect to which adequate reserves have been set aside.

Section 4.07.  Labor Disputes and Acts of God.  Neither the business nor the properties of M-TRON, nor its Subsidiaries nor Guarantor have been subject to any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) having a Material Adverse Effect on M-TRON, any of its Subsidiaries or Guarantor.

Section 4.08.  Other Agreements.  Neither M-TRON, nor any of its Subsidiaries, nor Guarantor is a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which would reasonably be anticipated to have a Material Adverse Effect on M-TRON, any of its Subsidiaries or Guarantor, or the ability of M-TRON or Guarantor to carry out its obligations under the Loan Documents to which it is a party.  Neither M-TRON, nor any of its Subsidiaries nor Guarantor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 4.09.  No Default on Outstanding Judgments or Orders.  M-TRON, its Subsidiaries and Guarantor have satisfied all judgments, and neither M-TRON, nor its Subsidiaries nor Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or arbitrator, or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 4.10.  Ownership and Liens.  M-TRON and each of its Subsidiaries have title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the Financial Statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by M-TRON or its Subsidiaries and none of their leasehold interests are subject to any Lien, except such as may be permitted pursuant to Section 7.01 of this Agreement.

Section 4.11.  Subsidiaries and Ownership of Stock.  Set forth in Schedule 4.11 is a complete and accurate list of  the Subsidiaries of M-TRON (which shall include Piezo), showing the jurisdiction of incorporation of each and showing the percentage of M-TRON’s ownership of the outstanding stock of each Subsidiary of M-TRON.  All of the outstanding capital stock of each such Subsidiary of M-TRON has been validly issued, is fully paid and nonassessable and is owned by M-TRON free and clear of all Liens.

Section 4.12.  ERISA.  M-TRON and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan; nor has the PBGC instituted any such proceedings; neither M-TRON nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; M-TRON and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither M-TRON nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.  Any capitalized terms used in this Section 4.12 not defined in this Agreement shall have the meanings given to them under ERISA.

Section 4.13.  Operation of Business.  M-TRON, its Subsidiaries and Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and M-TRON, its Subsidiaries, and Guarantor are not in violation of any valid rights of others with respect to any of the foregoing.

Section 4.14.  Debt.  Schedule 4.14 is a complete and correct list of all Debt incurred by or in pursuant to which M-TRON or its Subsidiaries is in any manner directly or contingently obligated; the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, all Liens of any nature given or agreed to be given as security therefor and whether or not such Debt is Subordinated Debt, are correctly described or indicated in such Schedule.

Section 4.15.  Environment.  M-TRON and each of its Subsidiaries have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, the failure of compliance with which would reasonably be anticipated to result in a Material Adverse Effect.  M-TRON and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (a) air emissions; (b) discharges to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (f) other environmental, health or safety matters.  A true, accurate and complete list of all such permits, licenses, certificates and approvals is attached hereto as Schedule 4.15.  Neither M-TRON nor any of its Subsidiaries  has received notice of, or knows of facts which constitute any violations of, any federal, state or local environmental, health or safety laws, codes or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds or other facilities.  Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 4.15, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly except for inventory of raw materials, supplies, work in progress and finished goods listed in Schedule 4.15 that is to be used or sold in the ordinary course of business, the premises of M-TRON and its Subsidiaries are free of all such toxic or hazardous substances or wastes.  There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (a) air emissions; (b) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (f) other environmental, health or safety matters affecting M-TRON, its Subsidiaries or their respective business, operations, assets, equipment, property, leaseholds or other facilities.  Neither M-TRON nor any of its Subsidiaries has any indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal) which is not shown on Schedule 4.15.  Set forth in Schedule 4.15 is a list of all real property owned or leased by M-TRON and Subsidiaries at any time since June 30, 1999, wherever located, and a brief description of the business conducted at such location.

Section 4.16.  Compliance with Anti-Terrorism Orders.  Neither M-TRON, nor  Guarantor, nor any of their respective Subsidiaries or Affiliates is or will be an entity or person listed on the Specifically Designed National and Blocked Persons List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of Treasury, or included in any Executive Orders.  Any and all parties or persons described in such lists are herein referred to as “Prohibited Persons”.  In addition, M-TRON further warrants, represents and covenants that M-TRON will not permit the transfer of any interest in M-TRON to any Prohibited Person.  M-TRON covenants and agrees that neither M-TRON, nor any Guarantor, nor any of their respective Subsidiaries or Affiliates will (a) conduct any business, nor engage in any transaction or dealing with any Prohibited Person, including, but not limited to, the making or receiving of funds, goods, or services to or for the benefit of a Prohibited Person, or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foreign asset control regulations of OFAC, any enabling statute or Executive Order relating thereto, or any applicable Bank Secrecy Act law or regulation, as amended.  M-TRON further covenants and agrees to immediately notify Bank if M-TRON has knowledge that it has not fully complied with the representations and covenants made in this paragraph.  M-TRON covenants and agrees to deliver from time to time to Bank any such certification or other evidence as may be requested by Bank in its sole and absolute discretion, confirming that M-TRON has fully complied with its representations and covenants made in this Section 4.16.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PIEZO TECHNOLOGY, INC.

To induce Bank to enter into this Agreement, Piezo makes the following representations and warranties as of the date hereof:

Section 5.01.  Existence and Power.  Piezo is a corporation duly formed and in good standing under the laws of the State of Florida.  Piezo has accomplished all necessary actions required by a corporate entity under applicable law to own the Collateral, and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party.

Section 5.02.  Authorization of Borrowing; No Conflict as to Law or Other Agreements.  The execution, delivery and performance by Piezo of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate actions of Piezo and do not and will not (a) require any material consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to Piezo, or violate any provision of the Articles of Incorporation or By laws of Piezo, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Piezo is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of Piezo, in the aggregate exceeding $100,000, upon or with respect to any of the properties now owned or hereafter acquired by Piezo.

Section 5.03.  Legal Agreements.  The Loan Documents to which it is a party constitute the legal, valid and binding obligations of Piezo enforceable against Piezo in accordance with their respective terms, and as to the Loan Documents to which Piezo is not a party, Piezo believes such documents constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.04.  Financial Condition.  The Financial Statements fairly present the financial condition of Borrowers on the dates thereof and were prepared in accordance with GAAP.  There has been no material adverse change in the operations, properties or condition (financial or otherwise) of Borrowers since the date of the Financial Statements, and no additional borrowings have been made by Borrowers other than the borrowing contemplated hereby or approved by Bank.  No certificate or statement furnished to Bank by or on behalf of Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

Section 5.05.  Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of Piezo, threatened against or affecting Piezo or the properties of Piezo before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Piezo, would have a Material Adverse Effect.

Section 5.06.  Taxes.  Piezo has filed all federal, state and local tax returns which to the knowledge of Piezo are required to be filed, and Piezo has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which Piezo is contesting in good faith and with respect to which adequate reserves have been set aside.

Section 5.07.  Labor Disputes and Acts of God.  Neither the business nor the properties of Piezo nor any of its Subsidiaries have been subject to any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), having a Material Adverse Effect on Piezo or any such Subsidiary of Piezo.

Section 5.08.  Other Agreements.  Neither Piezo nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that would reasonably be anticipated to have a Material Adverse Effect on Piezo or any of its Subsidiaries, or the ability of Piezo to carry out its obligations under the Loan Documents to which it is a party.  Neither Piezo nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 5.09.  No Default on Outstanding Judgments or Orders.  Piezo and its Subsidiaries have satisfied all judgments, and neither Piezo nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or arbitrator, or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 5.10.  Ownership and Liens.  Piezo and each of its Subsidiaries have title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the Financial Statements referred to in Section 5.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Piezo or any of its Subsidiaries and none of their leasehold interests are subject to any Lien, except such as may be permitted pursuant to Section 7.01 of this Agreement.

Section 5.11.  Subsidiaries and Ownership of Stock.  Set forth in Schedule 5.11 is a complete and accurate list of the Subsidiaries of Piezo, showing the jurisdiction of incorporation of each and showing the percentage of Piezo’s ownership of the outstanding stock of each Subsidiary of Piezo.  All of the outstanding capital stock of each such Subsidiary of Piezo has been validly issued, is fully paid and nonassessable and is owned by Piezo free and clear of all Liens.

Section 5.12.  ERISA.  Piezo and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan; nor has the PBGC instituted any such proceedings; neither Piezo nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Piezo and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither Piezo nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA. Any capitalized terms used in this Section 5.12 not defined in this Agreement shall have the meanings given to them under ERISA.

Section 5.13.  Operation of Business.  Piezo and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and Piezo and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

Section 5.14.  Debt.  Schedule 5.14 is a complete and correct list of all Debt incurred by or in pursuant to which Piezo or any of its Subsidiaries is in any manner directly or contingently obligated; the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, all Liens of any nature given or agreed to be given as security therefor and whether or not such Debt is Subordinated Debt, are correctly described or indicated in such Schedule.

Section 5.15.  Environment.  Piezo and each of its Subsidiaries have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, the failure of compliance with which would reasonably be anticipated to result in a Material Adverse Effect.  Piezo and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (a) air emissions; (b) discharges to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (f) other environmental, health or safety matters.  A true, accurate and complete list of all such permits, licenses, certificates and approvals is attached hereto as Schedule 5.15.  Neither Piezo nor any of its Subsidiaries has received notice of, or knows of facts which constitute any violations of, any federal, state or local environmental, health or safety laws, codes or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds or other facilities.  Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.15, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly except for inventory of raw materials, supplies, work in progress and finished goods listed in Schedule 5.15 that is to be used or sold in the ordinary course of business, the premises of Piezo and its Subsidiaries are free of all such toxic or hazardous substances or wastes.  There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (a) air emissions; (b) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (f) other environmental, health or safety matters affecting Piezo, its Subsidiaries or their respective business, operations, assets, equipment, property, leaseholds or other facilities.  Neither Piezo nor its Subsidiaries have any indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal) which is not shown on Schedule 5.15.  Set forth in Schedule 5.15 is a list of all real property owned or leased by Piezo and its Subsidiaries at any time since June 30, 1999, wherever located, and a brief description of the business conducted at such location.

Section 5.16.  Compliance With Anti-Terrorism Orders.  Neither Piezo, nor any of its Subsidiaries or Affiliates are or will be Prohibited Persons.  In addition, Piezo further warrants, represents and covenants that Piezo will not permit the transfer of any interest in Piezo to any Prohibited Person. Piezo covenants and agrees that neither Piezo, nor any of its Subsidiaries or Affiliates will (a) conduct any business, nor engage in any transaction or dealing with any Prohibited Person, including, but not limited to, the making or receiving of funds, goods, or services to or for the benefit of a Prohibited Person, or (b) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foreign asset control regulations of OFAC, any enabling statute or Executive Order relating thereto, or any applicable Bank Secrecy Act law or regulation, as amended.  Piezo further covenants and agrees to immediately notify Bank if Piezo has knowledge that it has not fully complied with the representations and covenants made in this paragraph.  Piezo covenants and agrees to deliver from time to time to Bank any such certification or other evidence as may be requested by Bank in its sole and absolute discretion, confirming that Piezo has fully complied with its representations and covenants made in this Section 5.16.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Obligations shall remain unpaid or Bank shall have any commitment under this Agreement, Borrowers (and where expressly applicable, Guarantor) will:

Section 6.01.  Maintenance of Existence.  Preserve and maintain, and cause each of their respective Subsidiaries to preserve and maintain, their corporate existence and good standing in the respective jurisdictions of their incorporation, and qualify and remain qualified, and cause each of their respective Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

Section 6.02.  Maintenance of Records.  Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrowers and their Subsidiaries.

Section 6.03.  Maintenance and Properties.  Maintain, keep and preserve, and cause each of their respective Subsidiaries to maintain, keep and preserve, all of their properties (tangible and intangible) necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted.

Section 6.04.  Conduct of Business.  Continue, and cause each of their respective Subsidiaries to continue, to operate their business in the ordinary course.

Section 6.05.  Maintenance of Insurance.  Maintain, and cause each of their respective Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

Section 6.06.  Compliance With Laws.  Comply, and cause each of their respective Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, the failure of compliance with which would reasonably be anticipated to result in a Material Adverse Effect.

Section 6.07.  Right of Inspection.  At any reasonable time and from time to time, upon reasonable advance notice, permit Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrowers and any of their respective Subsidiaries, and to discuss the affairs, finances and accounts of Borrowers and any of their respective Subsidiaries with any of their respective officers and directors and Borrowers’ independent accountants.

Section 6.08.  Reporting Requirements.  Furnish to Bank:

(a)

Monthly Financial Statements.  As soon as available and in any event within 30 days after the end of each month, consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as of the end of such month, consolidated and consolidating statements of income, retained earnings, aging of all accounts receivables and a Borrowing Base Certificate (in a form approved by Bank) of Borrowers and their Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officers of Borrowers (subject to year-end adjustments);

(b)

Annual Financial Statements.  As soon as available and in any event within 120 days after the end of each fiscal year of Borrowers, consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings of Borrowers and their Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by independent accountants of recognized standing selected by Borrowers and acceptable to Bank;

(c)

Management Letters.  Promptly upon receipt thereof, copies of any reports submitted to Borrowers or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of Borrowers or any of their respective Subsidiaries made by such accountants;

(d)

Certificate of No Default.  Within 30 days after the end of each month of each fiscal year of Borrowers, a certificate of the chief financial officers of Borrowers (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event or Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) with computations demonstrating compliance with the covenants contained in Article VIII;

(e)

Accountants’ Report.  The annual financial statements referred to in Section 6.08(b), shall contain a certificate of the independent public accountants who audited such statements (or a functional equivalent to such certificate) to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default or, if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature or status thereof;

(f)

Notice of Litigation.  Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting a Borrower, or any Subsidiary of a Borrower which, if determined adversely to such Borrower or any such Subsidiary, would reasonably be anticipated to have a Material Adverse Effect;

(g)

Notice of Defaults and Events of Default.  As soon as practicable and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrowers with respect thereto;

(h)

ERISA Reports.  As soon as practicable, and in any event within 30 days after a Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to a Borrower or any Commonly Controlled Entity, and promptly but in any event within two Business Days of receipt by a Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to a Borrower or any Commonly Controlled Entity, Borrowers will deliver to Bank a certificate of the chief financial officers of Borrowers setting forth all relevant details and the action which Borrowers proposes to take with respect thereto;

(i)

Reports to Other Creditors.  Promptly after the furnishing thereof, copies of any statement or report furnished to any party pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished to Bank pursuant to any other clause of this Section 6.08;

(j)

Proxy Statements, Etc.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which a Borrower or any Subsidiary of a Borrower sends to their stockholders, and copies of all regular, periodic and special reports, and all registration statements that a Borrower or any Subsidiary of a Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

(k)

General Information.  Such other information respecting the condition or operations, financial or otherwise, of Borrowers or any Subsidiary of a Borrower as Bank may from time to time reasonably request;

(l)

Guarantor Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each calendar quarter, consolidated and consolidating balance sheets of Guarantor and its Subsidiaries as of the end of such quarter, consolidated and consolidating statements of income, retained earnings and aging of all accounts receivables for the period commencing at the end of the previous  calendar and ending with the end of such calendar quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officers of Guarantor (subject to year end adjustments); and

(m)

Guarantor Annual Financial Statements.  As soon as available and in any event within 120 days after the end of each fiscal year of Guarantor, consolidated and consolidating balance sheets of Guarantor and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings of Guarantors and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to Bank by independent accountants of recognized standing selected by Guarantor and acceptable to Bank.

Section 6.09.  Environment.  Be and remain, and cause each Subsidiary of a Borrower to be and remain, in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder, the failure of compliance with which would reasonably be anticipated to result in a Material Adverse Effect; notify Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Bank immediately of any hazardous discharge from or affecting their premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Bank to inspect the premises, to conduct tests thereon and to inspect all books, correspondence and records pertaining thereto; and at Bank’s request, and at Borrowers’ expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to Bank, and such other and further assurances reasonably satisfactory to Bank that the condition has been corrected.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Obligations shall remain unpaid or Bank shall have any commitment under this Agreement, Borrowers will not, without the written consent of Bank, in Bank’s sole discretion:

Section 7.01.  Liens.  Create, incur, assume or suffer to exist, or permit any Subsidiary of a Borrower to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of their properties, now owned or hereafter acquired, except:

(a)

Liens in favor of Bank;

(b)

Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(c)

Liens imposed by law, such as mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(d)

Liens under workers’ compensation, unemployment insurance, Social Security or similar legislation;

(e)

Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

(f)

Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g)

Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrowers or any Subsidiary of Borrowers of the property or assets encumbered thereby in the ordinary course of their business or materially impair the value of the property subject thereto;

(h)

Liens securing obligations of a Subsidiary of a Borrower to a Borrower or another Subsidiary of a Borrower in each case in connection with transactions permitted by Section 7.10;

(i)

Liens existing on the date hereof and identified in Schedule 7.01.

Section 7.02.  Debt.  Create, incur, assume or suffer to exist, or permit any Subsidiary of a Borrower to create, incur, assume or suffer to exist, any Debt, except:

(a)

Debt of Borrowers under this Agreement or the Note;

(b)

Debt described in Schedule 4.14 and Schedule 5.14, but no voluntary prepayment, renewals, extensions or refinancing thereof;

(c)

Debt of a Borrower to a Subsidiary of a Borrower or of a Subsidiary of a Borrower to a Borrower or another Subsidiary of a Borrower in each case in connection with transactions permitted by Section 7.10;

(d)

Accounts payable to trade creditors for goods or services which are not aged more than 90 days from the billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

(e)

Debt in respect of letters of credit issued for the account of a Borrower or a Subsidiary of a Borrower in an aggregate outstanding face amount at any time of up to $100,000; and

(f)

Debt incurred in connection with acceptances of a Borrower or any Subsidiary of a Borrower in an aggregate amount outstanding at any one time of up to $50,000.

Section 7.03.  Mergers, Etc.  Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary of a Borrower to do so, except that (a) any Borrower or Subsidiary of a Borrower may merge into or transfer assets to any Borrower or a

Subsidiary of Borrower and (b) any Borrower or Subsidiary of a Borrower may merge into or consolidate with or transfer assets to any Borrower or any Subsidiary of a Borrower.

Section 7.04.  Leases.  Create, incur, assume or suffer to exist, or permit any Subsidiary of a Borrower to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except (a) Capital Leases permitted by Section 7.01(i); (b) leases existing on the date of this Agreement and any extensions or renewals thereof; (c) leases (other than Capital Leases) which do not in the aggregate require Borrowers and the Subsidiaries of Borrowers on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which Borrowers, or any of them, or any Subsidiary of a Borrower is required to pay under the terms of any lease) in any fiscal year of Borrowers in excess of $200,000; and (d) leases between a Borrower or Subsidiary of a Borrower and any other Borrower or Subsidiary of a Borrower in each case in connection with transactions permitted by Section 7.10.

Section 7.05.  Sale and Leaseback.  Sell, transfer or otherwise dispose of, or permit any Subsidiary of a Borrower to sell, transfer or otherwise dispose of, any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

Section 7.06.  Dividends.  (i) Declare or pay any dividends, (ii) purchase, redeem, retire or otherwise acquire for value any of their capital stock now or hereafter outstanding, (iii) make any distribution of assets to their stockholders as such whether in cash, assets or obligations of a Borrower, (iv) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of, their capital stock; (v) make any other distribution by reduction of capital or otherwise in respect of any shares of their capital stock, or (vi) permit any of a Borrower’s Subsidiaries to purchase or otherwise acquire for value any stock of a Borrower or any other Subsidiary of a Borrower.

Section 7.07.  Sale of Assets.  Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary of a Borrower to sell, lease, assign, transfer or otherwise dispose of, any of their owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries of a Borrower, receivables and leasehold interests), except (a) inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of their business; and (c) that a Borrower or Subsidiary of a Borrower  may sell, lease, assign or otherwise transfer its assets to any Borrower or a Subsidiary of a Borrower in each case in connection with transactions permitted by Section 7.10.

Section 7.08.  Investments.  Make, or permit any Subsidiary of a Borrower to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary of a Borrower to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in, any Person, or participate as a partner or joint venture with any other Person, except (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least “A 1” by Standard & Poor’s Corporation or “P 1” by Moody’s Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of $50,000,000; (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to a Borrower or any Subsidiary of a Borrower; and (e) loans and advances to employees of a Borrower in respect of business-related expenses incurred in the ordinary course of business and for such employees to purchase computer and other equipment in an aggregate amount not exceeding $50,000.

Section 7.09.  Guaranties, Etc.  Assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary of a Borrower to assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or Tangible Net Worth, or to otherwise assure the creditors of any Person against loss), for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 7.10.  Transactions With Affiliates.  Enter into any transaction, including, without limitation, the purchase, sale or exchange of property, with any Affiliate, or permit any Subsidiary of a Borrower to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of a Borrower’s or its Subsidiary’s respective businesses and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary of such Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.  Notwithstanding anything in Article VII hereof, Borrowers and their Subsidiaries may engage in the transactions described in Schedule 7.10 attached hereto.

Section 7.11.  Payments to Guarantor.  Make any payments of principal or interest to Guarantor on account of any Subordinated Debt or management fees owed by a Borrower to Guarantor.

ARTICLE VIII
FINANCIAL COVENANTS

Beginning with the June 30, 2009 test date and so long as any Note shall remain unpaid or Bank shall have any commitment under this Agreement, Borrowers agree to fully comply with the following:

Section 8.01.  Minimum Tangible Net Worth.  Borrowers will maintain at all times a consolidated Tangible Net Worth of not less than $5,500,000, measured at the end of each calendar quarter.

Section 8.02.  Current Ratio.  Borrowers will maintain at all times a consolidated ratio of current assets (less any amounts payable to Borrowers by any Affiliate of Borrowers) to current liabilities of not less than 1.50 to 1, measured at the end of each calendar quarter.

Section 8.03.  Leverage Ratio.  Borrowers will maintain at all times a consolidated ratio of total liabilities minus Subordinated Debt to Tangible Net Worth of not greater than 2.75 to 1, measured at the end of each calendar quarter.

Section 8.04.  Fixed Charge Coverage Ratio.  Borrowers will maintain a consolidated Fixed Charge Coverage Ratio of 1.20 to 1, measured at the end of each calendar quarter.

ARTICLE IX
EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 9.01.  Events of Default.  Each of the following shall be an Event of Default and give Bank the right to exercise its remedies under this Agreement:

(a)

Borrowers shall fail to pay when due, or within a 5 day period thereafter, any Obligations or any other installment of principal or interest or fee payable to Bank;

(b)

Borrowers shall fail to timely, or within a 15 day period thereafter, provide reports to Bank as provided in Article VI;

(c)

A Borrower shall fail to observe or perform any other obligation to be observed or performed by such Borrower, hereunder or under any of the Loan Documents.  Upon a Borrower’s knowledge of any such failure, Borrowers shall immediately notify Bank of the same and Borrowers shall cure such failure within 15 days thereafter.  Without creating or imposing any obligation or duty on Bank to inquire, investigate or monitor, in the event that Bank becomes aware of any such failure to observe or perform any obligation to be observed or performed by Borrowers hereunder or under any Loan Document, Bank shall notify Borrowers of such failure and Borrowers shall cure such failure within 15 days thereafter.  The failure of Borrowers to so cure such failure within such 15 day period shall constitute an Event of Default under this Subsection.  The parties agree that the delay of Bank to so notify Borrowers as provided in this Subsection shall not constitute a waiver of any provision of this Agreement but shall only require that Bank notify Borrowers and Borrowers be granted such right to cure such failure within such period prior to the exercise of Bank’s rights pursuant to this Section;

(d)

A Borrower shall fail to pay any Indebtedness in an aggregate principal amount in excess of $100,000 due any third persons and such failure shall continue beyond any applicable grace period, or a Borrower shall default under any material agreement binding such Borrower and such default shall continue beyond any applicable grace period;

(e)

any financial statement, representation, warranty or certificate made or furnished by or with respect to Borrowers to Bank in connection with this Agreement, or as an inducement to Bank to enter into this Agreement, or in any separate statement or document to be delivered to Bank hereunder, shall be materially false, incorrect or incomplete when made;

(f)

either Borrower shall admit their inability to pay their debts as they mature or shall make an assignment for the benefit of themselves or any of their creditors;

(g)

proceedings in bankruptcy, or for reorganization of a Borrower or for the readjustment of debt under Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by a Borrower and, except with respect to any such proceedings instituted by a Borrower, shall not be discharged or stayed within 60 days of their commencement;

(h)

a receiver or trustee shall be appointed for a Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of a Borrower, and except with respect to any such appointments requested or instituted by a Borrower such receiver or trustee shall not be discharged within 60 days of his appointment, and except with respect to any such proceedings instituted by a Borrower such proceedings shall not be discharged within 60 days of their commencement, or a Borrower shall discontinue business or materially change the nature of their business;

(i)

A Borrower shall suffer final judgments for payment of money aggregating in excess of $100,000 which are not covered, without reservation, by insurance and shall not discharge the same within a period of 30 days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

(j)

Guarantor shall at any time have consolidated total stockholders’ equity, as reported in its quarterly and annual financial statements, of less than $7,500,000; or

(k)

a judgment creditor of a Borrower shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin or self-help.

Section 9.02.  Rights and Remedies.  If an Event of Default shall have occurred and be continuing, Bank may refrain from making any further disbursements hereunder (but Bank may make disbursements after the occurrence of such an Event of Default without thereby waiving its rights and remedies hereunder), and Bank may exercise any or all of the following rights and remedies:

(a)

Bank may exercise and enforce its rights and remedies under any or all of the Loan Documents;

(b)

Bank may enter upon the property, if allowed under applicable law, and take possession thereof; or

(c)

Bank may exercise any other rights and remedies available to it by law or agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01.  No Waiver; Cumulative Remedies.  No failure or delay on the part of Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  Subject to the foregoing, in the event a Borrower violates any agreements, covenants or promises contained in the Loan Documents and request that Bank waives compliance with such agreements, covenants or promises or forbear from exercising Bank’s rights in connection with such violations, and Bank agrees to such waiver or forbearance, Borrowers shall forthwith pay $5,000 to Bank in consideration for complying with each such request.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 10.02.  Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any of the Loan Documents or consent to any departure by a Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

Section 10.03.  Addresses for Notices, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and sent by mail or telecopy (if by telecopy with a confirmation mailed within two Business Days thereafter), to the applicable party at its address indicated below:

If to Borrower M-TRON:

M-tron Industries, Inc.

c/o The LGL Group, Inc.

2525 Shader Road

Orlando, FL 32804

Attention:  Chief Executive Officer

Facsimile:  (407) 298-8023

with a copy to:

Olshan Grundman Frome

Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY  10022

Attention:  David J. Adler

Facsimile:  (212) 451 2222

If to Borrower Piezo:

Piezo Technology, Inc.

c/o The LGL Group, Inc.

2525 Shader Road

Orlando, FL 32804

Attention:  Chief Executive Officer

Facsimile:  (407) 298-8023

with a copy to:

Olshan Grundman Frome

Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY  10022

Attention:  David J. Adler

Facsimile:  (212) 451 2222

If to Bank:

First National Bank of Omaha

11404 W. Dodge Road, Stop 4250

Omaha, NE  68197 4250

Attention:  Mark K. McMillan/Justin Mahoney

Facsimile:  (402) 498-5119

with a copy to:

Koley Jessen P.C., L.L.O.

One Pacific Place, Suite 800

1125 S. 103 Street

Omaha, Nebraska  68124-1079

Attention:  Marlon Lofgren

Facsimile:  (402) 390-9005

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party in compliance with the terms of this Section.  All such notices, requests, demands and other communications, when mailed, shall be effective when deposited in the mails, addressed as aforesaid, or, when telecopied, shall be effective when confirmation of receipt is received, except that notices or requests to Bank pursuant to any of the provisions hereunder shall not be effective until received by Bank.

Section 10.04.  Time of Essence.  Time is of the essence in the performance of this Agreement.

Section 10.05.  Execution in Counterparts.  The Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

Section 10.06.  Binding Effect, Assignment.  The Loan Documents to which they are parties shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns, except that Borrowers shall not have the right to assign their rights thereunder or any interest therein without the prior written consent of Bank.

Section 10.07.  Governing Law; Choice of Forum.  The Loan Documents, to the extent they do not otherwise provide, shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without giving effect to that body of law relating to choice of laws.

The parties agree that, in the event any action is commenced by any party, the sole venue for such action shall be in the Douglas County District Court for the State of Nebraska or the United States District Court for the District of Nebraska.

Section 10.08.  Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 10.09.  Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.10.  Integration.  This Agreement supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

Section 10.11.  Costs, Expenses and Taxes.  Borrowers agree to pay on demand all costs and expenses incurred by Bank in connection with the preparation, execution, delivery, filing and administration of the Loan Documents, and of any amendment, modification or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Bank, incurred in connection with advising Bank as to its rights and responsibilities hereunder.  Borrowers also agree to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification or supplement thereto, whether by negotiation, legal proceedings or otherwise.  In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agree to hold Bank harmless from and against any and all liabilities with respect to any delay in paying or omission to pay such taxes and fees.  This provision shall survive termination of this Agreement.

Section 10.12.  Indemnity.  Borrowers hereby agree to defend, indemnify and hold Bank harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrowers and their Subsidiaries, predecessors in interest or third parties with whom they have a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health or safety law, whether such claims are asserted by any governmental agency or any other Person.  This indemnity shall survive termination of this Agreement.

Section 10.13.  Credit Agreement in Writing.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION

FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

M-TRON INDUSTRIES, INC., a Delaware corporation

By: /s/ Greg Anderson

      Greg Anderson, President

PIEZO TECHNOLOGY, INC., a Florida corporation

By: /s/ Greg Anderson

      Greg Anderson, President

FIRST NATIONAL BANK OF OMAHA, a national banking association

By: /s/ Justin Mahoney 2nd VP

      Justin Mahoney, Second Vice President

STATE OF Florida

)

) ss.

COUNTY OF Orange

)

On this _19th______ day of ____August____, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of M-tron Industries, Inc., a Delaware corporation, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

/s/ Silvia H. Castro

Notary Public

STATE OF Florida

)

) ss.

COUNTY OF Orange

)

On this __19th___ day of __August____, 2009, before me, the undersigned, a Notary Public, personally appeared Greg Anderson, on behalf of said entity as President of Piezo Technology, Inc., a Florida corporation, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed, as well as that of the corporation.

/s/ Silvia H. Castro

Notary Public